Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of The First Bancshares, Inc. of our report dated April 29, 2022, relating to the consolidated financial statements of Heritage Southeast Bancorporation, Inc. and Subsidiary, appearing elsewhere in this proxy statement/prospectus.

We also consent to the reference to our firm under the heading “Experts”.

/s/ Wipfli LLP

Atlanta, Georgia

November 1, 2022